EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Dolphin Entertainment, Inc.

Coral Gables, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No.333-222847) and Form S-8 (No. 333-219770) of Dolphin Entertainment, Inc. of our report dated April 15, 2019, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Miami, Florida

April 15, 2019